UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 03, 2023

INSTRUCTURE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40647	84-4325548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 SOUTH 3000 EAST SUITE 700
SALT LAKE CITY, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 203-6755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, the board of directors (the “Board”) of Instructure Holdings, Inc. (the “Company”) appointed Chris Ball as President and Chief Operating Officer of the Company, effective as of January 9, 2023 (“Effective Date”). Defined terms used, but not defined, herein shall have the meaning set forth in the Employment Agreement.

Prior to his appointment as President and Chief Operating Officer, Mr. Ball, age 53, served as General Manager, Americas Enterprise of Adobe Systems Inc., a computer software company, from September 2017 to January 2020. From September 2014 to August 2017, Mr. Ball served as the Entrepreneur In Residence of Lightspeed Venture Partners, a global venture capital firm focused on multi-stage investments in the enterprise, consumer, and health sectors. Prior to his time at Lightspeed Venture Partners, Mr. Ball held leadership positions at SAP Americas, Inc., Infolio, Liquid Software, and Webhire. Mr. Ball holds a Bachelor of Arts degree in political science from the College of the Holy Cross and a Juris Doctorate degree from Suffolk University Law School.

In connection with his appointment, Mr. Ball entered into an employment agreement with the Company, dated as of January 3, 2023 (the “Employment Agreement”). Under the Employment Agreement, Mr. Ball shall be employed “at-will” for no specific period of time and may be terminated by the Company at any time, with or without cause, and with or without advance notice. Pursuant to the Employment Agreement, Mr. Ball will receive an annualized base salary of $400,000 and is eligible to participate in the Company bonus program at a target rate of 75% of his annual salary, to be paid based upon Company, team and individual performance and pro-rated based on the Effective Date. In addition, Mr. Ball will receive a signing and retention bonus of $200,000. Mr. Ball will also be entitled to receive restricted stock units (“RSUs”) under the Company’s 2021 Omnibus Incentive Plan with a grant date fair value of approximately $5,000,000. The RSUs will vest over a four-year period with the vesting commencement date beginning on March 1, 2023, with 25% vesting after one year and then quarterly thereafter, subject to Mr. Ball’s continued employment through each vesting date and subject to the terms and conditions of the 2021 Omnibus Incentive Plan and governing award agreement.

Under the terms of the Employment Agreement, if Mr. Ball’s employment is terminated without Cause (other than as a result of death or disability) in connection with a CIC Termination, then he will be entitled to the following severance benefits: (i) an amount in cash equal to twelve months of his base salary for the year in which the termination occurs, payable over a period of twelve months following the termination and (ii) payment for the cost of COBRA coverage for up to twelve months following the termination or the date on which he became eligible to be covered by the health care plans of another employer. However, if Mr. Ball is terminated without Cause (other than as a result of death or disability) and such termination is not a CIC Termination, then he will be entitled to the following severance benefits: (i) an amount in cash equal to six months of his base salary for the year in which the termination occurs, payable over the six month period following the termination and (ii) payment for the cost of COBRA coverage for up to six months following the termination or the date on which he became eligible to be covered by the health care plans of another employer. Payment of the foregoing benefits is conditioned upon Mr. Ball’s compliance with his ongoing obligations to the Company and timely resignation from all positions with the Company.

The Company is not aware of any direct or indirect material interest in any transaction between Mr. Ball and the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Ball and any other person relating to Mr. Ball’s appointment as President and Chief Operating Officer of the Company. Mr. Ball does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company.

The foregoing is not a complete description of the parties’ rights and obligations under the Employment Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

In addition, On January 6, 2023, Frank Maylett, the Company's Chief Revenue Officer, informed the Company that he intends to step down from the Company. The date on which Mr. Maylett will step down from the Company has not yet been determined.

Item 7.01 Regulation FD Disclosure.

A copy of a press release announcing Mr. Ball’s appointment and Mr. Maylett’s retirement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 3, 2023, by and between Instructure Holdings, Inc. and Chris Ball
99.1	Press Release dated January 10, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure Holdings, Inc.

Date:	January 10, 2023	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer Chief Legal Officer